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                                     S.C.

    Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

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December 17, 2002                                  1675 Broadway
                                                   New York, New York 10019-5820

                                                      Main Tel (212) 506-2500
                                                      Main Fax (212) 262-1910
                                                      www.mayerbrownrowe.com

OFI Tremont Market Neutral Hedge Fund
6803 South Tucson Way
Englewood, Colorado 80112

Ladies and Gentlemen:

This opinion is being furnished to OFI Tremont Market Neutral Hedge Fund, a
Massachusetts business trust (the "Fund"), in connection with the
Registration Statement on Form N-2 (the "Registration Statement") under the
Securities Act of 1933, as amended (the "1933 Act"), and the Investment
Company Act of 1940, as amended, filed by the Fund.  As counsel for the Fund, we have examined such statutes, regulations corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Kushner, Sanders & Krone LLP, dated December 16, 2002.

Based upon the foregoing, we are of the opinion that the shares of beneficial interest to be issued as described in the Registration Statement have been duly authorized for issuance and, when issued and delivered by the Fund in exchange for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable (except for the potential liability of shareholders described in the Fund's Statement of Additional
Information incorporated into the Registration Statement, under the caption
"Liability of Shareholders - Duty of Care").

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us in the Registration
Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

Mayer, Brown, Rowe & Maw